Exhibit 3.2

FORWARD AIR CORPORATION
BYLAWS
As Adopted and Effective
on June 13, 2025

TABLE OF CONTENTS
Page
STOCKHOLDERS MEETINGS    1
1.    Time and Place of Meetings    1
2.    Annual Meetings    1
3.    Special Meetings    1
4.    Notice of Meetings    5
5.    Inspectors    5
6.    Quorum    5
7.    Voting; Proxies    6
8.    Order of Business    6
9.    Notice of Stockholder Proposals    7
10.    Notice of Director Nominations    10
11.    Additional Provisions Relating to the Notice of Stockholder Business and Director Nominations    12
12.    Record Dates    13
13.    Recesses and Adjournments    14
DIRECTORS    14
14.    Function    14
15.    Number, Election and Terms    14
16.    Vacancies and Newly Created Directorships    15
17.    Removal    15
18.    Resignation    15
19.    Regular Meetings    15
20.    Special Meetings    15
21.    Action Without Meetings    15
22.    Quorum    15
23.    Participation in Meetings by Remote Communications    16
24.    Committees    16
25.    Compensation    16
26.    Rules    16
27.    Chairman of the Board; Lead Independent Director    16
    (i)

TABLE OF CONTENTS
(continued)
Page
NOTICES    17
28.    Generally    17
29.    Waivers    17
OFFICERS    17
30.    Generally    17
31.    Compensation    19
32.    Succession    19
33.    Authority and Duties    20
STOCK    20
34.    Certificates    20
35.    Transfer    20
36.    Lost, Stolen or Destroyed Certificates    20
GENERAL    20
37.    Fiscal Year    20
38.    Reliance upon Books, Reports and Records    20
39.    Amendments    21
40.    Certain Defined Terms    21

    (ii)

STOCKHOLDERS MEETINGS
1.Time and Place of Meetings. All meetings of stockholders will be held at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors (the “Board”) of Forward Air Corporation, a Delaware corporation (the “Company”), from time to time or, in the absence of a designation by the Board, by the Chairman, the Chief Executive Officer or the Secretary, and stated in the notice of the meeting. Notwithstanding the foregoing, the Board may, in its sole discretion, determine that a meeting of stockholders will not be held at any place, but may instead be held by means of remote communications, subject to such guidelines and procedures as the Board may adopt from time to time. The Board may cancel or reschedule to an earlier or later date any previously scheduled annual or special meeting of stockholders.
2.Annual Meetings. At each annual meeting of stockholders, the stockholders will elect the directors from the nominees for director, to succeed those directors whose terms expire at such meeting and will transact such other business, in such case as may properly be brought before the meeting in accordance with Bylaws 8, 9, 10 and 11.
3.Special Meetings.
(a)General. A special meeting of stockholders may be called only (i) by the Chairman, (ii) by the Chief Executive Officer, (iii) by the Secretary acting at the request of the Chairman, the Chief Executive Officer or a majority of the total number of directors that the Company would have if there were no vacancies on the Board (the “Whole Board”), or (iv) as provided in Bylaw 3(b), in each case to transact only such business as is specified in the notice of the meeting or authorized by the affirmative vote of a majority of the Whole Board to be brought before the meeting. Stockholders may cause business to be specified in the notice of meeting only as and to the extent provided in Bylaw 3(b), and shall not otherwise be permitted to propose business to be brought before a special meeting of stockholders.
(b)Stockholder Requested Special Meetings. A special meeting of the stockholders shall be called by the Secretary upon the written request of an Eligible Holder (as defined below) or group of Eligible Holders, as of the record date referred to in Bylaw 3(b)(vi), of not less than 10% of the voting power of the capital stock of the Company issued and outstanding and entitled to vote on any issue proposed to be considered at such meeting (the “Requisite Percentage”), subject to the following provisions of this Bylaw 3(b). “Eligible Holder” means any record holder of the shares of capital stock of the Company then entitled to vote for the election of directors that (x) is making such request on its own behalf (and not on behalf of a beneficial owner of such stock) or (y) is making such request on behalf of a beneficial owner of such capital stock; provided that, in the case of this clause (y), such request must be accompanied by proof of such beneficial ownership in a form that would be sufficient to prove eligibility to submit a shareholder proposal under paragraph (b) of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (such act, and any successor statute thereto, and the rules and regulations promulgated thereunder are collectively referred to herein as the “Exchange Act”), or any successor rule.
(i)Special Meeting Requests; Required Information. In order for a special meeting requested by one or more Eligible Holders (a “Stockholder Requested Special Meeting”) to be called by the Secretary, one or more written requests must have been received from one or more Eligible Holders by the Secretary that the Board fix a record date (a “Record Date Request”) for the purpose of determining the stockholders entitled to request that the Secretary call such special meeting, which request shall be in the proper form and delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company.

(ii)To be in the proper form for purposes of this Bylaw 3(b), a Record Date Request by Eligible Holder(s) shall set forth:
(A)as to each Requesting Person (as defined below), the information required to be provided by a Proposing Person pursuant to Bylaw 9(b)(i) (except that for purposes of this Bylaw 3(b)(ii)(A), the term “Requesting Person” shall be substituted for the term “Proposing Person” and “Stockholder Requested Special Meeting” shall be substituted for the term “annual meeting” in all places it appears in Bylaw 9(b)(i));
(B)as to the purpose or purposes of the special meeting, the information required by Bylaw 9(b)(ii) (except that for purposes of this Bylaw 3(b)(ii)(B), the term “Stockholder Requested Special Meeting” will be substituted for the term “annual meeting” in all places where it appears in Bylaw 9(b)(ii));
(C)if directors are proposed to be elected at the Stockholder Requested Special Meeting, the information required by Bylaw 10(b)(ii); and
(D)an agreement by the Requesting Person(s) to notify the Secretary immediately in the case of any disposition of shares of voting stock prior to the record date fixed for the purpose of determining the stockholders entitled to request such special meeting and an acknowledgment that any such disposition shall be deemed a revocation of such Special Meeting Request to the extent of such disposition and the number of shares disposed of shall not be included in determining whether the Requisite Percentage has been reached.
(iii)For purposes of these Bylaws, the term “Requesting Person” shall mean (A) the Eligible Holder(s) making the Record Date Request to fix a record date for the purpose of determining the stockholders entitled to demand that the Secretary call a Stockholder Requested Special Meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, and (C) any Affiliate or Associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such Eligible Holder or beneficial owner.
(iv)Compliance with Applicable Requirements. Notwithstanding any provision of this Bylaw 3(b), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder (including Rule 14a-19 promulgated thereunder, if applicable) and the DGCL (as defined below) with respect to the matters set forth in this Bylaw 3(b).
(v)Updating Information in Record Date Request. A Requesting Person must update and supplement such Record Date Request, if necessary, so that the information provided or required to be provided in such Record Date Request pursuant to this Bylaw 3(b) or Bylaw 9 or Bylaw 10, as applicable, is true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any recess, adjournment or postponement thereof. Any such update and supplement must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company, as promptly as practicable.
(vi)Special Meeting Record Date. Within ten calendar days after receipt of a Record Date Request in the proper form and otherwise in compliance with this Bylaw 3(b) from any Eligible Holder(s), the Board may adopt a resolution fixing a record date for the purpose of determining the stockholders entitled to request that the Secretary call a special meeting, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board. If the Board has not adopted a resolution fixing a record date within the ten calendar day period after the date on which such a Record Date Request was received, the record date in respect thereof shall be deemed to be the 30th calendar day after the date on which such a request is received. Notwithstanding anything in this Bylaw 3(b) to the contrary, no record date shall be fixed if the Board determines that the demand or demands that would otherwise be submitted following such record date would be invalid pursuant to subsection (viii).
(vii)Aggregation of Requests. Without qualification, a Stockholder Requested Special Meeting shall not be called pursuant to this Bylaw 3(b) unless Eligible Holders as of the record date established pursuant to subsection (vi) above who hold, in the aggregate, at least the Requisite Percentage timely provide one or more requests to call such special meeting in writing and in the proper form to the Secretary at the principal executive offices of the Company. Only Eligible Holders on the record date shall be entitled to request that the Secretary call a Stockholder Requested Special Meeting pursuant to this Bylaw 3(b) (each a “Special Meeting Request”). To be timely, an Eligible Holder’s Special Meeting Request must be delivered to, or mailed and received at, the principal executive offices of the Company not later than the 60th calendar day following the record date. To be in the proper form for purposes of this Bylaw 3(b), a demand to call a special meeting shall set forth (A) the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), if applicable, and (C) with respect to any Eligible Holder submitting a request to call a special meeting, the information required to be provided pursuant to this Bylaw 3(b) of a Requesting Person, which must be updated or supplemented, if necessary, so that the information required to be provided will be true and correct on the record date of such special meeting and as of such date that is ten business days prior to such special meeting, or any adjournment or postponement thereof, which update shall be delivered to the Secretary no later than five business days after the record date for the special meeting and not later than eight business days prior to the special meeting. In determining whether a special meeting of stockholders has been requested by Eligible Holders (as of the record date established pursuant to subsection (vi)) representing in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary will be considered together only if each such Special Meeting Request (A) identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board), and (B) has been dated and delivered to the Secretary within 60 calendar days of the earliest dated of such Special Meeting Requests. Any Requesting Person may revoke his, her or its Special Meeting Request at any time by written revocation delivered to the Secretary at the principal executive offices of the Company; provided, however, that if following such revocation (or any deemed revocation pursuant to Bylaw 3(b)(ii)(D) above), the unrevoked valid Special Meeting Requests delivered by Eligible Holders with, in the aggregate, less than the Requisite Percentage, there shall be no requirement to hold a special meeting. The first date on which unrevoked valid Special Meeting Requests delivered by Eligible Holders with, in the aggregate, not less than the Requisite Percentage shall have been delivered to the Secretary is referred to herein as the “Request Receipt Date.”
(viii)Invalid Requests. A Special Meeting Request shall not be valid if:
(A)the Special Meeting Request does not comply with the requirements of this Bylaw 3(b);

(B)the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law;
(C)the Special Meeting Request includes an item of business that was not included in the written Record Date Request that resulted in the establishment of the record date;
(D)the Request Receipt Date is during the period commencing 90 calendar days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting;
(E)the purpose specified in the Special Meeting Request is not the election of directors and an identical or substantially similar item (as determined in good faith by the Board, a “Similar Item”) was presented at any meeting of stockholders held within the 12 months prior to the Request Receipt Date;
(F)a Similar Item is included in the Company’s notice as an item of business to be brought before a stockholder meeting that has been called but not yet held or that is called for a date within 90 calendar days after the Request Receipt Date; or
(G)the information set forth in the Special Meeting Request fails to be true and complete on the record date for the meeting and as of the date that is ten calendar days prior to the meeting or any recess, adjournment or postponement thereof.
(ix)Date and Time of Meeting. A Stockholder Requested Special Meeting shall be held at such date and time as may be fixed by the Board; provided, however, that the Stockholder Requested Special Meeting shall be called for a date not more than 70 nor less than ten calendar days after the Request Receipt Date.
(x)No Right to Have Matter Included. No Requesting Person will be entitled to have any matter proposed to be presented at a Stockholder Requested Special Meeting in any proxy materials that the Company may use in connection therewith solely as a result of such stockholder’s compliance with this Bylaw 3(b).
(xi)Limitation on Business to be Transacted. Business transacted at any Stockholder Requested Special Meeting shall be limited to (A) the purpose(s) stated in the valid Special Meeting Request(s) received from the Eligible Holders holding the Requisite Percentage and (B) any additional matters that the Board determines to include in the Company’s notice of the meeting. The presiding officer of any such meeting will, if the facts warrant, determine that a proposal or nomination was not made in accordance with the procedures prescribed by Bylaw 3, Bylaw 8, Bylaw 9, Bylaw 10 or Bylaw 11, as applicable, and if the presiding officer should so determine, he or she will so declare to the meeting and the defective proposal or nomination, as applicable, will be disregarded. If none of the Eligible Holders who submitted the Special Meeting Request (or a qualified representative thereof) appears to present the matters to be presented for consideration that were specified in the Stockholder Meeting Request, the Company need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been solicited, obtained or delivered.
(c)Meetings of Preferred Stockholders. Notwithstanding the foregoing provisions of this Bylaw 3, special meetings of holders of any outstanding Preferred Stock may be called in the manner and for the purposes provided in the applicable Preferred Stock Designation.
4.Notice of Meetings. Written notice of every meeting of stockholders, stating the place, if any, date and time thereof, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be given, in a form permitted by Bylaw 28 or by the General Corporation Law of the State of Delaware, as amended (the “DGCL”), not less than ten nor more than 60 calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting, except as otherwise provided by law.
5.Inspectors. The Board will, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of the meeting will appoint one or more inspectors to act at the meeting.
6.Quorum. Except as otherwise provided by law or in a Preferred Stock Designation, the holders of a majority in voting power of the shares of stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum at a meeting of stockholders for the transaction of business thereat; provided, however, that, where a separate vote by class or series is required, a majority of the outstanding shares of such class or series, present in person or represented by proxy, will constitute a quorum entitled to take action with respect to that vote on that matter. A quorum, once established, will not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. If, however, such a quorum shall not be present or represented at any meeting of the stockholders, the presiding officer of the meeting shall have the power to adjourn the meeting from time to time, in the manner provided in Bylaw 13, until a quorum is present or represented.
7.Voting; Proxies.
(a)General. Except as otherwise provided by law, by the Company’s Amended and Restated Certificate of Incorporation (as may be further amended from time to time, the “Certificate of Incorporation”), or in a Preferred Stock Designation, each stockholder will be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Company on the record date for the meeting and such votes may be cast either in person or by proxy. Every proxy must be authorized in a manner permitted by Section 212 of the DGCL (or any successor provision). Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board.
(b)Stockholder Action. When a quorum is present at any meeting of stockholders and except as otherwise provided by law, the Certificate of Incorporation, these Bylaws or in a Preferred Stock Designation, the affirmative vote of a majority of the votes properly cast on the matter (excluding any abstentions or broker non-votes) will be the act of the stockholders with respect to all matters other than the election of directors (who will be elected by a plurality of the votes cast). Notwithstanding anything herein to the contrary, any action taken by the Stockholders without a meeting by a written consent must be signed by all holders of all shares entitled to vote thereon if such matter were to be voted upon at a duly called annual or special meeting of the stockholders of the Company.

8.Order of Business. The Chairman, or an officer of the Company designated from time to time by the affirmative vote of a majority of the Whole Board, will call meetings of stockholders to order and will act as presiding officer thereof. The presiding officer of any meeting may adjourn, recess and convene any meeting of stockholders. Unless otherwise determined by the Board prior to the meeting, the presiding officer of any meeting of stockholders will also determine the order of business and have the authority in his or her sole discretion to determine the rules of procedure and regulate the conduct of the meeting, including without limitation by: (a) imposing restrictions on the persons (other than stockholders of the Company or their duly appointed proxy holders or their qualified representatives) that may attend the meeting; (b) ascertaining whether any stockholder or his or her proxy holder or qualified representative may be excluded from the meeting based upon any determination by the presiding officer, in his or her sole discretion, that such person has disrupted the proceedings thereat; (c) determining the circumstances in which any person may make a statement or ask questions at the meeting; (d) ruling on all procedural questions that may arise during or in connection with the meeting; (e) after consultation with the Board, determining whether any nomination or business proposed to be brought before the meeting has been properly brought before the meeting; and (f) determining the time or times at which the polls for voting at the meeting will be opened and closed.
9.Notice of Stockholder Proposals.
(a)Business to Be Conducted at Annual Meeting. At an annual meeting of stockholders, only such business may be conducted as has been properly brought before the meeting. To be properly brought before an annual meeting, business (other than the nomination of a person for election as a director, which is governed by Bylaw 10, and, to the extent applicable, Bylaw 11), must be (i) brought before the meeting by or at the direction of the Board or (ii) otherwise properly brought before the meeting by a stockholder who (A) has complied with all applicable requirements of this Bylaw 9 and Bylaw 11 in relation to such business, (B) was a stockholder of record of the Company at the time of giving the notice required by Bylaw 11(a) and is a stockholder of record of the Company at the time of the annual meeting, and (C) is entitled to vote at the annual meeting. For the avoidance of doubt, the foregoing clause (ii) will be the exclusive means for a stockholder to submit business before an annual meeting of stockholders (other than proposals properly made in accordance with Rule 14a-8 under the Exchange Act and included in the notice of meeting given by or at the direction of the Board).
(b)Required Form for Stockholder Proposals. To be in the proper form, a stockholder’s notice to the Secretary must set forth in writing the following information, which must be updated and supplemented, if necessary, so that the information provided or required to be provided will be true and correct on the record date of the annual meeting and as of such date that is ten business days prior to the annual meeting or any adjournment or postponement thereof, which update shall be delivered to the Secretary no later than five business days after the record date for the Annual Meeting and not later than eight business days prior to the date of the Annual Meeting.
(i)Information Regarding Each Proposing Person. As to each Proposing Person (as such term is defined in Bylaw 11(d)(ii)):
(A)the name and address of such Proposing Person, including as applicable the name and address as they appear on the Company’s stock transfer book;
(B)the class, series and number of shares of the Company directly or indirectly beneficially owned or held of record by such Proposing

Person (including any shares of any class or series of the Company as to which such Proposing Person has a right to acquire beneficial ownership, whether such right is exercisable immediately or only after the passage of time);
(C)a representation (1) that the stockholder giving the notice is a holder of record of stock of the Company entitled to vote at the annual meeting and intends to attend (or have a qualified representative attend) the annual meeting to bring such business before the annual meeting and (2) as to whether such Proposing Person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Company entitled to vote and required to approve the proposal and, if so, identifying such Proposing Person;
(D)a description of any (1) option, warrant, convertible security, stock appreciation right or similar right or interest (including any derivative securities, as defined under Rule 16a-1 under the Exchange Act or other synthetic arrangement having characteristics of a long position), assuming for purposes of these Bylaws presently exercisable, with an exercise or conversion privilege or a settlement or payment mechanism at a price related to any class or series of securities of the Company or with a value derived in whole or in part from the value of any class or series of securities of the Company, whether or not such instrument or right is subject to settlement in whole or in part in the underlying class or series of securities of the Company or otherwise, directly or indirectly held of record or owned beneficially by such Proposing Person and whether or not such Proposing Person may have entered into transactions that hedge or mitigate the economic effects of such security or instrument and (2) each other direct or indirect right or interest that may enable such Proposing Person to profit or share in any profit derived from, or to manage the risk or benefit from, any increase or decrease in the value of the Company’s securities, in each case regardless of whether (x) such right or interest conveys any voting rights in such security to such Proposing Person, (y) such right or interest is required to be, or is capable of being, settled through delivery of such security, or (z) such Proposing Person may have entered into other transactions that hedge the economic effect of any such right or interest (any such right or interest referred to in this clause (D) being a “Derivative Interest”);
(E)any proportionate interest in shares of the Company or Derivative Interests held, directly or indirectly, by a general or limited partnership in which such Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;
(F)any performance-related fees (other than an asset-based fee) to which such Proposing Person is entitled based on any increase or decrease in the value of shares of the Company or Derivative Interests, if any, as of the date of such notice, including, without limitation, any such interests held by members of such Proposing Person’s immediate family sharing the same household;
(G)any proxy, contract, agreement, arrangement, understanding or relationship (i) pursuant to which such Proposing Person has a right to vote any shares of the Company, (ii) which has the effect of increasing or decreasing the voting power of such Proposing Person, (iii) for the purposes of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy or consent solicitation made generally by such person to all holders of shares of the Company) or disposing of any capital stock of the Company, or (iv) to cooperate in obtaining, changing or influencing the control of the Company (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses);
(H)any contract, agreement, arrangement, understanding or relationship, including any repurchase or similar so called “stock borrowing” agreement or arrangement, the purpose or effect of which is to mitigate loss, reduce economic risk or increase or decrease voting power with respect to any capital stock of the Company or which provides any party, directly or indirectly, the opportunity to profit from any decrease in the price or value of the capital stock of the Company;
(I)any rights directly or indirectly held of record or beneficially by such Proposing Person to dividends on the shares of the Company that are separated or separable from the underlying shares of the Company; and
(J)any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) of the Exchange Act to be made in connection with a general solicitation of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting.
(ii)Information Regarding the Proposal: As to each item of business that the stockholder giving the notice proposes to bring before the annual meeting:
(A)a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons why such stockholder or any other Proposing Person believes that the taking of the action or actions proposed to be taken would be in the best interests of the Company and its stockholders;
(B)a description in reasonable detail of any material interest of any Proposing Person in such business; and
(C)the text of the proposal or business (including the text of any resolutions proposed for consideration).
(c)Compliance with Applicable Requirements. Notwithstanding any provision of this Bylaw 9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder and the DGCL with respect to the matters set forth in this Bylaw 9.
(d)No Right to Have Proposal Included. A stockholder is not entitled to have its proposal included in the Company’s proxy statement and form of proxy solely as a result of such stockholder’s compliance with the foregoing provisions of this Bylaw 9.
(e)Requirement to Attend Annual Meeting. If a stockholder (or proxy holder or qualified representative thereof) does not attend at the annual meeting to present its proposal, such proposal will be disregarded (notwithstanding that proxies in respect of such proposal may have been solicited, obtained or delivered).
10.Notice of Director Nominations.
(a)Nomination of Directors. Subject to the rights, if any, of any series of Preferred Stock to nominate or elect directors under circumstances specified in a Preferred Stock

Designation, only persons who are nominated in accordance with the procedures set forth in this Bylaw 10 will be eligible to serve as directors. Nominations of persons for election as directors of the Company may be made only (i) by or at the direction of the Board or (ii) by a stockholder who (A) has complied with all applicable requirements of this Bylaw 10 and Bylaw 11 in relation to such nomination, (B) was a stockholder of record of the Company at the time of giving the notice required by Bylaw 11(a) and is a stockholder of record of the Company at the time of the annual meeting, (C) is entitled to vote at the annual meeting, and (D) subject to Bylaw 11, has nominated a number of nominees that does not exceed the number of directors that will be elected at such meeting.
(b)Required Form for Director Nominations. To be in the proper form, a stockholder’s notice to the Secretary must set forth in writing:
(i)Information Regarding the Nominating Person: As to each Nominating Person (as such term is defined in Bylaw 11(d)(iii)):
(A)the information set forth in Bylaw 9(b)(i) (except that for purposes of this Bylaw 10, the term “Nominating Person” will be substituted for the term “Proposing Person” in all places where it appears in Bylaw 9(b)(i) and any reference to “business” or “proposal” therein will be deemed to be a reference to the “nomination” contemplated by this Bylaw 10); and
(B)a written representation as to whether such Nominating Person intends, or is part of a group that intends, to solicit proxies in support of director nominees other than the nominees of the Board or a duly authorized committee thereof in accordance with Rule 14a-19 under the Exchange Act, and to otherwise comply with Rule 14a-19 under the Exchange Act.
(ii)Information Regarding the Nominee: As to each person whom the stockholder giving notice proposes to nominate for election as a director:
(A)all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to Bylaw 9(b)(i) if such proposed nominee were a Nominating Person;
(B)all information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) under the Exchange Act to be made in connection with a general solicitation of proxies for an election of directors in a contested election (including such proposed nominee’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected);
(C)a reasonably detailed description of all direct and indirect compensation, reimbursement, indemnification, benefits and other material agreements, arrangements or understandings during the past three years, any other material relationships, between or among such Nominating Person and its Affiliates and Associates (each within the meaning of Rule 12b-2 under the Exchange Act), on the one hand, and each proposed nominee and his or her Affiliates and Associates (each within the meaning of Rule 12b-2 under the Exchange Act), on the other hand, including all information that would be required to be disclosed pursuant to Items 403 and 404 under Regulation S-K if the stockholder giving the notice or any other Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant;

(D)a completed questionnaire (in the form provided by the Secretary upon written request by a stockholder of record) with respect to the identity, background and qualification of the proposed nominee and the background of any other person or entity on whose behalf the nomination is being made; and
(E)a written representation and agreement (in the form provided by the Secretary upon written request) that the proposed nominee (1) if elected intends to serve as a director of the Company for the entire term for which such proposed nominee is standing for election, (2) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the proposed nominee, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (y) any Voting Commitment that could limit or interfere with the proposed nominee’s ability to comply, if elected as a director of the Company, with the proposed nominee’s fiduciary duties under applicable law, (3) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (4) if elected as a director of the Company, would be in compliance and will comply, with all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.
(c)Compliance with Applicable Requirements. Notwithstanding any provision of this Bylaw 10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder (including Rule 14a-19 promulgated thereunder) and the DGCL with respect to the matters set forth in this Bylaw 10.
(d)No Right to Have Nominees Included. A stockholder is not entitled to have its nominees included in the Company’s proxy materials solely as a result of such stockholder’s compliance with this Bylaw 10, except to the extent required by Rule 14a-19 under the Exchange Act.
(e)Requirement to Attend Annual Meeting. If a stockholder (or proxy holder or qualified representative thereof) does not attend the annual meeting to present its nomination, such nomination will be disregarded (notwithstanding that proxies in respect of such nomination may have been solicited, obtained or delivered).
11.Additional Provisions Relating to the Notice of Stockholder Business and Director Nominations.
(a)Timely Notice. To be timely, a stockholder’s notice required by Bylaw 9(a) or Bylaw 10(a) must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company not less than 90 nor more than 120 calendar days prior to the first anniversary of the date on which the Company held the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is scheduled for a date more than 30 calendar days prior to or more than 60 calendar days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting and the tenth calendar day following the day on which public disclosure of the date of such meeting is first made. Notwithstanding the foregoing, for the 2026 annual meeting, the prior year’s annual meeting shall be deemed to have been held on June 11, 2025. In no event will a recess or adjournment of an annual meeting (or any announcement of any such recess or adjournment) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding the foregoing, in the event the number of directors to be elected to the Board at the annual meeting is increased by the Board, and there is no public announcement by the Company naming the nominees for the additional directors at least 100 calendar days prior to the first anniversary of the date on which the Company held the preceding year’s annual meeting of stockholders, a stockholder’s notice pursuant to Bylaw 10(a) will be considered timely, but only with respect to nominees for the additional directorships, if it is delivered to or mailed and received by the Secretary at the principal executive offices of the Company not later than the close of business on the tenth calendar day following the day on which such public announcement is first made by the Company.
(b)Updating Information in Notice. A stockholder providing notice of business proposed to be brought before an annual meeting pursuant to Bylaw 9 or notice of any nomination to be made at an annual meeting pursuant to Bylaw 10 must further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Bylaw 9 or Bylaw 10, as applicable, is true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any recess, adjournment or postponement thereof. Any such update and supplement must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company, as promptly as practicable.
(c)Determinations of Form, Effect of Noncompliance, Etc. The presiding officer of any annual meeting (or, in advance of any meeting of stockholders, the Board) will, if the facts warrant, determine that a proposal was not made in accordance with the procedures prescribed by Bylaw 9 and this Bylaw 11 or that a nomination was not made in accordance with the procedures prescribed by Bylaw 10 and this Bylaw 11, and if so determined, the presiding officer will so declare to the meeting and the defective proposal or nomination, as applicable, will be disregarded. Notwithstanding anything in these Bylaws to the contrary: (i) no nominations shall be made or business shall be conducted at any annual meeting or special meeting except in accordance with the procedures set forth in Bylaws 9, 10 and 11, and (ii) unless otherwise required by law, if a Proposing Person intending to propose business or a Nominating Person intending to make nominations at an annual meeting or special meeting pursuant to Bylaws 9, 10 and 11, as applicable, does not provide the information required under Bylaws 9, 10 and 11 to the Company in accordance with the applicable timing requirements set forth in these Bylaws, or the Proposing Person or Nominating Person (or a qualified representative thereof) does not attend the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Company.
(d)Certain Definitions.
(i)For purposes of these Bylaws, “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Bloomberg, Associated Press or comparable national news service or in a document filed by the Company with the Securities and Exchange Commission pursuant to Exchange Act or furnished by the Company to stockholders.
(ii)For purposes of these Bylaws, “Proposing Person” means (A) the stockholder providing the notice of business proposed to be brought before an annual meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is given, and

(C) any Affiliate or Associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner.
(iii)For purposes of these Bylaws, “Nominating Person” means (A) the stockholder providing the notice of the nomination proposed made to be at an annual meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf the notice of nomination proposed to be made at the annual meeting is given, and (C) any Affiliate or Associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner.
(iv)For purposes of these Bylaws, to be a “qualified representative” of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
12.Record Dates.
(a)Voting Record Dates. In order that the Company may determine the stockholders entitled to notice of any meeting of stockholders, the Board may fix a record date, which will not precede the date upon which the Board resolution fixing the same is adopted and will not be more than 60 nor less than ten calendar days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders will be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders will apply to any recess or adjournment of the meeting; provided, however, that the Board may fix a new record date for the determination of stockholders entitled to vote at the recessed or adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to such notice of such recessed or adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Bylaw 12(a) at the recessed or adjourned meeting.
(b)Payment Record Dates. In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date will not be more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the calendar day on which the Board adopts the resolution relating thereto.
(c)Identity of Registered Holder. The Company will be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes, and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Company has notice thereof, except as expressly provided by applicable law.

13.Recesses and Adjournments. A meeting of stockholders may be recessed or adjourned from time to time by the presiding officer of the meeting. Upon any recessed or adjourned meeting being reconvened, any business may be transacted which properly could have been transacted in the absence of such recess or adjournment.
DIRECTORS
14.Function. The business and affairs of the Company will be managed under the direction of the Board.
15.Number, Election and Terms. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under circumstances specified in a Preferred Stock Designation, the authorized number of directors shall only be fixed by the affirmative vote of a majority of the Whole Board. No decrease in the number of directors constituting the Board may remove or shorten the term of any incumbent director. Directors will be elected at each annual meeting of stockholders to serve as such until the next annual meeting of stockholders and until their successors are elected and qualified; provided that any directors that are to be elected by the holders of any series of the Preferred Stock will be so elected in the manner provided in the applicable Preferred Stock Designation.
16.Vacancies and Newly Created Directorships. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director or by the stockholders by plurality of the votes cast. Any director elected in accordance with the preceding sentence will hold office until the next annual meeting of stockholders and until such director’s successor has been elected and qualified.
17.Removal. Unless otherwise restricted by statute or by the Certificate of Incorporation, any director or the entire Board may be removed, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the outstanding shares then entitled to vote at an election of directors.
18.Resignation. Any director may resign at any time upon notice given in writing or by electronic transmission to the Chairman or the Secretary. Any resignation is effective when the resignation is delivered to the Company unless the resignation specifies a later effective date or an effective date that is contingent upon the occurrence or non-occurrence of one or more specified events.
19.Regular Meetings. Regular meetings of the Board may be held immediately after the annual meeting of the stockholders and at such other time and place either within or without the State of Delaware as may from time to time be determined by the Board. Notice of regular meetings of the Board need not be given.
20.Special Meetings. Special meetings of the Board may be called by the Chairman on one calendar day’s notice (given by mail, courier service, telephone, electronic transmission or otherwise) to each director by whom such notice is not waived, given in a manner permitted by Bylaw 28 or by the DGCL, and will be called by the Chairman, in like manner and on like notice, upon the request of a majority of the Whole Board. The time and place of any such special meeting shall be as specified in the notice of such meeting.

21.Action Without Meetings. Any action required or permitted to be taken at any meeting of the Board or any committee designated by such Board may be taken without a meeting, if all members of the Board or committee consent thereto in writing or by electronic transmission. Thereafter, the writing or writings or electronic transmission or transmissions shall be filed with the minutes of the proceedings of the Board or committee.
22.Quorum. At all meetings of the Board, a majority of the Whole Board will constitute a quorum for the transaction of business. Except for action to be taken by committees of the Board as provided in Bylaw 24, and except for actions required by these Bylaws or the Certificate of Incorporation to be taken by a majority of the Whole Board, the affirmative vote of a majority of the directors present at any meeting at which there is a quorum will be the act of the Board. If a quorum is not present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time to another place, time, or date, without notice other than announcement at the meeting, until a quorum is present.
23.Participation in Meetings by Remote Communications. Members of the Board or any committee designated by the Board may participate in a meeting of the Board or any such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.
24.Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, or in these Bylaws, will have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee will have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) making, adopting, amending or repealing any provision of these Bylaws. Unless the Board provides otherwise, each committee designated by the Board may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures, each committee shall conduct its business in the same manner as the Board conducts its business. Any resolution of the Board establishing or directing any committee of the Board or establishing or amending the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these Bylaws and, to the extent that there is any inconsistency between these Bylaws and any such resolution or charter, the terms of such resolution or charter shall be controlling.
25.Compensation. The Board may establish the compensation of directors, including without limitation compensation for membership on the Board and on committees of the Board, attendance at meetings of the Board or committees of the Board, and for other services provided to the Company or at the request of the Board.
26.Rules. The Board may adopt rules and regulations for the conduct of meetings and the oversight of the management of the affairs of the Company.
27.Chairman of the Board; Lead Independent Director.

(a)The Board, by the affirmative vote of a majority vote of the Whole Board, shall elect a Chairman from among the members of the Board. The Chairman shall not be considered an officer of the Company in his or her capacity as such. The Chairman may be removed from that capacity by the affirmative vote of a majority vote of the Whole Board. The Chairman shall preside at meetings of the Board and of the stockholders of the Company and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board or as may be prescribed by these Bylaws.  In the absence of the Chairman, the Lead Independent Director, if any, or if the Lead Independent Director is not present, any such other director of the Company designated by the Chairman or by the Board shall act as chairman of any such meeting. The Chairman or the Board may appoint a Vice Chairman of the Board to exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Chairman or by the Board.
(b)In the event that the Board elects a Chairman of the Board who is an employee of the Company, the Board will elect a Lead Independent Director to furnish advice and counsel to the Board and to perform such duties as assigned to him or her by the Board.
NOTICES
28.Generally.
(a)Form of Notices. Except as otherwise provided by law, these Bylaws, or the Certificate of Incorporation, whenever by law or under the provisions of the Certificate of Incorporation or these Bylaws notice is required to be given to any director or stockholder, it will not be construed to require personal notice, but such notice may be given in writing, by mail or courier service or, to the extent permitted by the DGCL, by electronic transmission, addressed to such director or stockholder. Any notice sent to stockholders by mail or courier service shall be sent to the address of such stockholder as it appears on the records of the Company, with postage thereon prepaid, and such notice will be deemed to be given at the time when the same is deposited in the United States mail or with the courier service. Notices sent by electronic transmission shall be deemed effective as set forth in Section 232 of the DGCL. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
(b)Notices to Directors. Notices to directors may be given by mail or courier service, telephone, electronic transmission or as otherwise may be permitted by these Bylaws.
29.Waivers. Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person entitled to such notice, or a waiver by electronic transmission by the person entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
OFFICERS
30.Generally.
(a)The officers of the Company will be elected annually by the Board and will consist of a Chief Executive Officer, a President, a Secretary and a Treasurer, all of whom shall be elected at the annual meeting of the Board. The Board may also choose one or more Vice Presidents (who may be given particular designations with respect to authority, function, or seniority), one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as the Board may from time to time determine. Notwithstanding the foregoing, the Board may authorize the Chief Executive Officer to appoint any person to any office other than the Secretary or Treasurer. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board may determine. In the case of the absence or disability of any officer of the Company or for any other reason deemed sufficient by the Board, the Board may delegate the absent or disabled officer’s powers or duties to any other officer or to any director.
(b)Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Company and direct the business, affairs and property of the Company. The Chief Executive Officer shall exercise the powers and perform the duties usual to a chief executive officer and shall have such other powers and duties as may be assigned to him or her from time to time by the Board. In the absence of a Chairman of the Board or a Lead Independent Director, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board.
(c)President. The President, in the absence of a Chairman of the Board, a Lead Independent Director or a Chief Executive Officer, shall preside at all meetings of the stockholders and the Board at which he shall be present. The President shall be the Chief Operating Officer and shall direct the operations of the business of the Company and report to the Chief Executive Officer. In the absence of a Chief Executive Officer, a Chairman of the Board or a Lead Independent Director, the President shall report directly to the Board. In the absence of a Chief Executive Officer, and in the event the Board has not vested such powers in a Chairman of the Board or a Lead Independent Director, the President shall be the Chief Executive Officer. He shall have such other powers and duties as may be assigned to him from time to time by the Board.
(d)Vice Presidents. The Vice Presidents shall be of such number and shall have such titles of designation as may be determined from time to time by the Board. They shall perform such duties as may be assigned to them, respectively, from time to time by the Board.
(e)Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and the Board, and all other notices required by law or by these Bylaws, and in the case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board, or by the directors or stockholders upon whose request the meeting is called as provided in these Bylaws. The Secretary shall record all the proceedings of the meetings of stockholders and the Board in a book to be kept for that purpose, and shall perform such other duties as may be assigned to the Secretary by the Board or the Chief Executive Officer. The Secretary shall have the custody of the records and the seal, if any, of the Company. The Secretary shall affix the seal, if any, to any instrument requiring it, when signed by a duly authorized officer or when specifically authorized by the Board or the Chairman of the Board, and attest the same. In the absence or incapacity of the Secretary, any Assistant Secretary may affix the seal, if any, to any such instrument and attest the same.
(f)Assistant Secretaries. The Assistant Secretaries shall have such powers and shall perform such duties as may be assigned to them from time to time by the Board, the Chief Executive Officer or the Secretary.
(g)Treasurer. The Treasurer shall be responsible for establishing and executing programs providing for long and short term financing needs of the Company. The

Treasurer shall establish policies for the receipt, custody and disbursement of the Company’s monies and securities, and for investment of the Company’s funds. The Treasurer shall perform such other duties as may be assigned to him or her from time to time by the Board or the Chief Executive Officer.
(h)Controller. The Controller shall be responsible for the development and maintenance of accounting policies and systems properly to record, report and interpret the financial position and the results of operations of the Company. The Controller shall be responsible for development and maintenance of adequate plans for the financial control of operations and the protection of the assets of the Company. The Controller shall perform such other duties as may be assigned to him or her from time to time by the Board or the Chief Executive Officer.
(i)Assistant Controllers. The Assistant Controllers shall have such powers and shall perform such duties as may be assigned to them from time to time by the Board, the Chief Executive Officer or the Controller.
(j)Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding the provisions herein.
(k)Voting Securities Owned by the Company. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company may be executed in the name of and on behalf of the Company by the Chief Executive Officer, the President, any Vice President or any other officer authorized to do so by the Board and any such officer may, in the name of and on behalf of the Company, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any company in which the Company may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present. The Board may, by resolution, from time to time confer like powers upon any other person or persons.
31.Compensation. The compensation of all directors who are also officers and agents of the Company and the executive officers of the Company will be fixed by the Board or by a committee of the Board. The Board may fix or delegate the power to fix, the compensation of other officers and agents of the Company to an officer of the Company.
32.Succession. The officers of the Company will hold office until their successors are elected and qualified or until such officer’s earlier death, resignation or removal. Any officer may be removed at any time by the affirmative vote of a majority of the Whole Board. Any vacancy occurring in any office of the Company may be filled by the Board. Any officer of the Company may resign at any time by giving written notice of his or her resignation to the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon receipt unless such notice provides that the resignation is effective at some later time or upon the occurrence of some later event.
33.Authority and Duties. Each of the officers of the Company will have such authority and will perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board.

STOCK
34.Certificates. The Board may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Company shall be uncertificated shares. Certificates, if any, representing shares of stock of the Company will be in such form as is determined by the Board, subject to applicable legal requirements. Each such certificate shall be numbered and shall be signed by, or in the name of the Company by and two authorized officers, including the Chairman, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, an Assistant Treasurer or an Assistant Secretary.  Any or all of the signatures on a certificate may be a facsimile signature. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
35.Transfer. Transfers of shares shall be made upon the books of the Company (a) only by the holder of record thereof, or by a duly authorized agent, transferee or legal representative and (b) in the case of certificated shares, upon the surrender to the Company of the certificate or certificates for such shares.  No transfer shall be made that is inconsistent with the provisions of applicable law.
36.Lost, Stolen or Destroyed Certificates. The Secretary may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owners of such lost, stolen or destroyed certificate or certificates to give the Company a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate or uncertificated shares.
GENERAL
37.Fiscal Year. The fiscal year of the Company will end on December 31 of each calendar year or such other date as may be fixed from time to time by the Board.
38.Reliance upon Books, Reports and Records. To the fullest extent permitted by law, each director, each member of a committee designated by the Board and each officer of the Company will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports, or statements presented to the Company by any of the Company’s officers or employees, or committees of the Board, or by any other person or entity as to matters the director, committee member, or officer believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.
39.Amendments. Except as otherwise provided by law or by the Certificate of Incorporation or these Bylaws, these Bylaws or any of them may be amended in any respect or repealed at any time, either (a) at any meeting of stockholders by the affirmative vote of the holders of a majority of the voting power of the outstanding stock of the Company entitled to vote generally, provided that any amendment or supplement proposed to be acted upon at any such meeting has been properly described or referred to in the notice of such meeting, or (b) by the Board.

40.Certain Defined Terms. Capitalized terms used herein and not otherwise defined have the meanings given to them in the Certificate of Incorporation.